EXHIBIT INDEX

(h)(1) Board Services Agreement, dated July 10, 2003, between Funds and Board Services Corporation.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(m) Plan and Agreement of Distribution, dated Oct. 1, 2005, between Registrant, on behalf of RiverSource Tax-Exempt Money Market Fund, and Ameriprise Financial Services, Inc.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement dated Jan. 11, 2006.